EXHIBIT 23.5


                         Consent of Independent Auditors




We hereby consent to the use in this Registration Statement on Form SB-2, Amendment 4, of our report dated April 5, 2001 relating to the financial statements of Angelciti Multimedia, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


/s/HEIN +ASSOCIATES LLP
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HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
September 6, 2001